Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2023, relating to the financial statements of Arm Limited, appearing in the prospectus dated September 14, 2023 filed by Arm Holdings plc, pursuant to Rule 424(b) under the Securities Act of 1933, relating to Arm Holdings plc’s Registration Statement No. 333-274120 on Form F-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 15, 2023